Exhibit 99.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Complete and partial portfolio holdings—arrangements to disclose to Service Providers, Fiduciaries and Other Third Parties”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, each dated November 28, 2023, and each included in this Post-Effective Amendment No. 62 to the Registration Statement (Form N-1A, File No. 33-87254) of PACE Select Advisors Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated September 29, 2023, with respect to the financial statements and financial highlights of PACE Select Advisors Trust (Comprising UBS Government Money Market Investments Fund, PACE Mortgage-Backed Securities Fixed Income Investments, PACE Intermediate Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE Global Fixed Income Investments, PACE High Yield Investments, PACE Large Co Value Equity Investments, PACE Large Co Growth Equity Investments, PACE Small/Medium Co Value Equity Investments, PACE Small/Medium Co Growth Equity Investments, PACE International Equity Investments, PACE International Emerging Markets Equity Investments, PACE Global Real Estate Securities Investments and PACE Alternative Strategies Investments, collectively referred to as the “Portfolios”) included in the Annual Report to Shareholders (Form N-CSR) for the year ended July 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

November 27, 2023